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    NUMBER                                                  SHARES
N
                                 NATURADE, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

  COMMON STOCK                                         CUSIP 638910 30 7
PAR VALUE $.0001                             SEE REVERSE FOR CERTAIN DEFINITIONS


          This Certifies that:











          is the owner of



          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                                 NATURADE, INC.


     transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-Laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


     Dated:


          /s/ Bill D. Stewart                        /s/ Allan Schdiman
          -------------------                        ------------------
              SECRETARY                                  PRESIDENT


                                 NATURADE, INC.
                                 CORPORATE SEAL
                                      1986
                                    DELAWARE


COUNTERSIGNED:
  REGISTRAR AND TRANSFER COMPANY
                       TRANSFER AGENT
BY


                 AUTHORIZED SIGNATURE